SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934


           Date of Report (date of earliest event reported): June 1997

                             BIOPHARMACEUTICS, INC.
             (Exact name of Registrant as specified in its Charter)

      DELAWARE                           1-9370                    13-3186327
     (State or other             (commission File Number)      (I.R.S Employer
     jurisdiction of                                            I.D. Number)
     incorporation)

     990 Station Road
     Bellport, New York                                         11713
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (516-286-5800)


                                       N/A
          (Former name or former  address,  if changed since last report.)

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

     On April 30, 1997 the Company signed a Letter of Intent, Amended on June 2, 1997 to purchase 100% of the stock of privately owned Caribbean Medical Testing Center ("CMT") of San Juan, Puerto Rico for $7,500,000. in the form of cash and notes. CMT is a multi-phase specialty medical testing center and reference laboratory with a license to provide services throughout Puerto Rico and the U.S. Virgin Islands.
     The Company is presently arranging for financing and expects to sign the formal acquisition agreement by June 12, 1997.



                                  EXHIBIT INDEX

                           Current Report on Form 8-K

                                       of

                             Biopharmaceutics, Inc.

                          Date of Report: June 6, 1997


                  Exhibit:

                  28.17             Press Release  dated June 5, 1997

                  28.18             Letter of Intent dated April 30, 1997
                                    and Amendments

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BIOPHARMACEUTICS, INC.
                                           (Registrant)



                                   By:      /s/  Edward Fine
                                            Edward Fine
                                            President, Chief Executive Officer
                                                    (Signature)

Dated:  June 6, 1997

EXHIBIT  28.17


 Press Release       For Immediate Release



For More Information, Call:

Stuart Fine  (516) 286-5800


                  Biopharmaceutics, Inc. Announces Acquisition

     BELLPORT, N.Y. (June 5, 1997) - Biopharmaceutics, Inc. (BOPH:OTCBB) announced today that it has entered into a Letter of Intent to acquire 100% of the stock of privately-owned Caribbean Medical Testing Center ("CMT") of San Juan, Puerto Rico for $7,500,000 in the form of cash and notes. The acquisition is subject to the completion of Due Diligence and the availability of adequate financing. The formal acquisition agreement is expected to be signed by June 12, 1997.
     CMT is a multi-phase specialty medical testing center and reference laboratory with a license to provide services throughout Puerto Rico and the U.S. Virgin Islands. For its first quarter ended March 31, 1997, CMT's unaudited financial statements reflected revenues of $776,000 and pre-tax income of $45,000. On June 4, 1997, CMT entered into a contract to provide reference lab services to a major medical provider in conjunction with that medical provider's contract with the Puerto Rico Health Insurance Administration. The medical provider's contract with CMT provides for payments to CMT of approximately $465,000 per month, or $5,580,000 per year. Taking the new contract revenues into consideration when combined with on-going projected income and expenses, CMT management projects CMT will earn approximately $3,000,000 per year. Based upon the current number of shares outstanding, such earnings would represent approximately $ .05 to $ .07 per share to Biopharmaceutics. In addition, CMT is currently negotiating for additional contracts which may be completed before the final closing of the acquisition.
     Edward Fine, President of Biopharmaceutics,stated, "We are pleased to have the opportunity to acquire CMT. Last year, when we acquired the Feminine Hygiene product lines from London International U.S. Holdings, Inc., we stated it was our objective to aggressively pursue other potential acquisitions where favorable financial terms are available and the acquisitions fit our stated objectives. In the case of CMT, both of those conditions are in existence."
     Biopharmaceutics,   Inc.  is  a  Company  that   specializes   in  contract
pharmaceutical manufacturing and marketing of feminine hygiene and family planning products with the brand names Vaginex(R), Koromex(R), Koroflex(R) and Feminique(R). It is also involved in a joint venture with ABS Group, Inc. to commercialize Mitolactol(R), a cancer drug that has Orphan Drug Status for brain and cervical cancers.

EXHIBIT 28.18


                                LETTER OF INTENT


     This Letter of Intent is entered into between Biopharmaceutics, Inc., 990 Station Road., Bellport, New York 11713 (BIO), Caribbean Medical Testing Center., San Juan, Puerto Rico (CMT), Rufino Vale and his wife ("the Vales").

     WHEREAS, BIO is interested in acquiring 100% of CMT's common stock, and

     WHEREAS, Rufino Vale and his wife are interested in selling 100% of CMT's common stock, the parties agree as follows:

     A. Subject to the successful conclusion of proper Due Diligence, on or before June 2, 1997, BIO will purchase 100% of CMT's common stock from the Vales. Such purchase is subject to Due Diligence by BIO and a final contract of sale adequate to all parties being concluded. If in BIO's sole discretion such Due Diligence does not result in an evaluation to conclude the purchase, then neither party will have any further obligation to the other.

     B. BIO will pay $7,500,000 for 100% of CMT's common stock as follows:

     1. $100,000 by May 12, 1997. Such $100,000 will be paid to an escrow agent, either BIO's attorney or CMT's attorney, and will be subject to return to BIO if BIO decides not to proceed with the transaction and notifies, in writing, CMT and the Vales by June 2, 1997. Should BIO fail to notify CMT and the Vales that it is not proceeding with the purchase, then the escrow agent shall, after June 2, 1997, release the funds to the Vales and the Vales will have no further obligation to BIO.

     2. BIO will pay $1 million by June 16, 1997 to the Vales in immediately available funds. If such payment is not made, then the Vales will have no further obligation to BIO and BIO will have no further obligation to the Vales and the Vales shall keep the $100,000 deposit.

     3. BIO will pay the balance of $6,400,000 on July 11, 1997, or sooner, as follows:
     a. $1,500,000 in a note due July 11, 1999, bearing interest at 6% per annum, interest payable quarterly. Such note will be issued and payable by CMT.

     b. $4,900,000 in good and immediately available funds.

     C. BIO will enter into an employment agreement with Angel Vale along the terms spelled out in BIO's March 16th letter, and in a form satisfactory with terms satisfactory to both BIO and Angel.

     D. BIO will proceed to perform its Due Diligence investigation as quickly as possible and shall advise CMT if the Due Diligence investigation results in a non-purchase decision as quickly as possible after such decision has been reached.

     E.  Rufino  Vale  will   provide   BIO  with  the  usual   warranties   and
representations necessary to conclude a final purchase contract.

     F. It is understood by Rufino Vale that BIO will expend substantial funds and invest substantial time in evaluating CMT's business and, therefore, the only adequate compensation for a failure on the Vales' part not to conclude an agreement with Bio, is specific performance.


Agreed to this 30th day of April 1997:


Biopharmaceutics, Inc.                           Rufino Vale, Individually
by:\s\ Edward Fine                               \s\Rufino Vale
      Edward Fine,
      President


                                             Caribbean Medical Testing Center

                                             by: \s\ Rufine Vale
                                             Rufino Vale, President

                                             Rufino Vale, for the Vales
                                             by: \s\ Rufino Vale

                       FIRST AMENDMENT TO LETTER OF INTENT


     This first amendment to the Letter of Intent is entered on this date among Biopharmaceutics, Inc., a Delaware corporation ("BIO"); Caribbean Medical Testing Center, Inc., a Puerto Rico corporation ("CMT"), and by Rufino Vale on his own behalf and on behalf of his wife, Mirna Vazquez Garcia (collectively, the "Vales").

                                  -WITNESSETH-

     Whereas, BIO, CMT and the Vales executed and are parties to that certain Letter of Intent dated April 30, 1997 (the "LOI");

     Whereas, the LOI relates to BIO's acquisition from the Vales of 100% of CMT's common stock;

     Whereas, the parties wish to amend the LOI to reflect the modifications contained herein;

     Wherefore, for valuable and good consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The parties wish to amend the first sentence of Section A of the LOI so that it now reads as follows:

     A. Subject to the successful conclusion of proper Due Diligence, on or before June 9, 1997, BIO will purchase 100% of CMT's common stock from the Vales.

     The rest of Section A remains as stated in the LOI.

     2. The parties  wish to amend the second and third  sentences of Section B, part 1 of the LOI so that it now reads as follows:


     "Such $100,000 will be paid to the Escrow Agent and will be subject to return to BIO if BIO elects not to proceed with the transaction and notifies, in writing CMT and the Vales by June 9, 1997. Should BIO fail to notify CMT and the Vales that it is not proceeding with the purchase, then the Escrow Agent shall, after June 9, 1997, release the funds to the Vales and the Vales will have no further obligation to BIO."

     3. The parties wish to amend Section B, part 12 of the LOI so that it now reads in its entirety as follows:

     "B.2. BIO will pay $1 million by June 23, 1997 to the Vales in immediately available funds. If such payment is not made, then the Vales will have no further obligation to BIO and BIO will have no further obligation to the Vales and the Vales shall keep the $100,000 deposit".


     4. The parties wish to amend Section B., part 3 of the LOI so that it now reads in its entirely as follows:

     "B.3. BIO will pay the balance of $6,400,000 on July 18, 1997, or sooner, as follows:

     a) $1,500,000 in a note due July 18, 1999, bearing interest at 10.5% per annum, interest payable quarterly. Such note will be issued and payable by CMT.

     b) $4,900,000 in good and immediately available funds".

     5. The Vales and CMT acknowledge receipt of the $100,000 deposit on May 20, 1997 which is to be held as stated in the LOI and in that certain Escrow Agreement dated as of May 12, 1997 between the parties hereto and the Escrow Agent.

     6. Except as otherwise amended hereby, all of the rest of the terms and conditions of the LOI shall remain in full force and effect.

         Agreed to this 20th day of May, 1997.

BIOPHARMACEUTICS, INC.                      CARIBBEAN MEDICAL TESTING
CENTER, INC.

 By:/s/  Edward Fine                  By:/s/  Rufino Vale
         Edward Fine                          Rufine N. Vale
         President                            President

                                      By:/s/  Mirna Vazquez Garcia
                                              Mirna Vazquez Garcia
                                              by: Rufino Vale

                    SECOND AMENDMENT TO THE LETTER OF INTENT

     The second amendment to the Letter of Intent is entered on this date, June 2, 1997, among Biopharmaceutics, Inc., a Delaware corporation ("BIO"); Caribbean Medical Testing Center, Inc., a Puerto Rico corporation ("CMT") and by Rufino Vale on his own behalf and on behalf of his wife, Myrna Vazquez Garcia (collectively, the "Vales").

                                  -WITNESSETH-
     Whereas, BIO, CMT and the Vales executed and are parties to that certain Letter of Intent dated April 30, 1997 (the "LOI"); Whereas, the LOI was amended on May 20, 1997 (the "First Amendment"); Whereas, the parties wish to further amend the LOI as indicated herein; Wherefore, for valuable and good consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. The parties  wish to amend the second and third  sentences of Section B, part 1 of the LOI, and, as indicated in the First of Amendment so that it now reads as follows:

     "Such $100,000 will be paid to the Escrow Agent and will be subject to return to BIO if BIO elects not to proceed with the transaction and notifies, in writing CMT and the Vales by June 12, 1997 on or before 5:00 PM Puerto Rico time. Should BIO fail to notify CMT and the Vales that it is not proceeding with the purchase, then the Escrow Agent shall, after June 12, 1997 release the funds to the Vales and the Vales will have no further obligation to BIO" .

     2. Except as otherwise indicated herein, the LOI and the First amendment remain in full force and effect.


     3. By the execution hereof by BIO, CMT and the Vales, the Escrow Agreement made as of May 12, 1997 among BIO, CMT, the Vales and the Escrow Agent is hereby amended to reflect that the Deposit shall be released to either the Vales or BIO, as the case may be, after June 12, 1997.



         Agreed to this 2nd day of June, 1997.
         BIOPHARMACEUTICS, INC.                      THE VALES

         By:/s/  Edward Fine                  By:/s/  Myrna Vazquez Garcia
         Edward Fine                                  Myrna Vazques Garcia
         President                                     by Rufino Vale

                                              By:/s/  Rufino Vale
                                                      Rufino Vale


CARIBBEAN MEDICAL TESTING CENTER, INC.


By:/s/  Rufino N. Vale
         Rufino N. Vale


Escrow Agent
Nevares, Sanchez-Alvarez & Gonzalez Nieto


By:/s/  Francisco Gonzalez Nieto
         Francisco Gonzalez Nieto